Filed Pursuant to Rule 433
                                                         File No.: 333-139817-17

((GSAMP_2007_HSBC_20070801_External_Conforming.pdf))

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at ~~www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you
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IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE
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DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF
THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

--------------------------------------------------------------------------------
Disclaimer:

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options).

Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman Sachs
                                   CONFORMING
================================================================================

Summary

As of Date:   2007-08-01
Aggregate Scheduled Principal Balance: $687,179,370
Number of Mortgage Loans: 4,504
Average Scheduled Principal Balance: $152,571
Weighted Average Gross Interest Rate: 8.010%
Weighted Average Net Interest Rate: 7.510%
Weighted Average Original FICO Score: 648
Weighted Average Current FICO Score: 677
Weighted Average Original LTV Ratio: 80.07%
Weighted Average Combined Original LTV with Silent Seconds: 83.84% Weighted Average Updated Current LTV Ratio: 74.80%
Weighted Average Updated Combined Current LTV with Silent Seconds: 78.30% Weighted Average Stated Remaining Term (months): 326
Weighted Average Seasoning (months): 23
Weighted Average Months to Roll: 9
Weighted Average Gross Margin: 6.319%
Weighted Average Initial Rate Cap: 2.533%
Weighted Average Periodic Rate Cap: 1.125%
Weighted Average Gross Maximum Lifetime Rate: 14.088%
Percentage of Mortgage Loans with Silent Seconds: 19.48%
Non-Zero Weighted Average Debt to Income Ratio at Origination: 38.81% Percentage of Mortgage Loans with Mortgage Insurance: 0.00%
1m CF Velocity: 1.15
3m CF Velocity: 3.16
6m CF Velocity: 6.16
12m CF Velocity: 12.16



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
Current                                of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Principal Balance                   Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
$50,000 & Below                        64     $2,791,475      0.41%      8.616%     638       684    $43,617   59.48%    59.91%
$50,001 - $75,000                     309     19,760,953      2.88       8.626      633       671     63,951   70.23     71.68
$75,001 - $100,000                    692     61,403,305      8.94       8.348      640       671     88,733   77.19     80.59
$100,001 - $125,000                   741     83,234,277     12.11       8.162      644       673    112,327   79.52     82.78
$125,001 - $150,000                   756    103,697,719     15.09       8.087      652       677    137,166   80.89     84.94
$150,001 - $200,000                 1,038    179,940,561     26.19       7.870      648       677    173,353   80.76     85.12
$200,001 - $250,000                   473    104,909,225     15.27       7.898      650       681    221,795   81.43     85.40
$250,001 - $300,000                   230     62,513,207      9.10       7.848      647       675    271,797   81.29     84.37
$300,001 - $350,000                   132     42,557,243      6.19       7.972      656       684    322,403   81.34     85.22
$350,001 - $400,000                    59     22,071,481      3.21       7.712      657       686    374,093   79.73     83.12
$400,001 - $450,000                     7      2,854,655      0.42       7.577      706       735    407,808   82.16     84.99
$450,001 - $500,000                     3      1,445,269      0.21       8.756      673       703    481,756   77.63     86.70
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
Current                            Current      incld      Full       Owner
Principal Balance                      LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
$50,000 & Below                      44.71%     45.14%    82.59%      87.55%
$50,001 - $75,000                    61.68      62.92     89.47       90.94
$75,001 - $100,000                   69.37      72.42     79.71       94.30
$100,001 - $125,000                  72.49      75.45     77.10       94.16
$125,001 - $150,000                  74.51      78.23     71.43       94.48
$150,001 - $200,000                  75.40      79.47     65.93       96.41
$200,001 - $250,000                  78.88      82.67     57.28       96.07
$250,001 - $300,000                  78.08      81.01     50.97       96.11
$300,001 - $350,000                  77.70      81.40     53.78       95.56
$350,001 - $400,000                  75.17      78.39     54.32       93.31
$400,001 - $450,000                  82.58      85.12     42.79      100.00
$450,001 - $500,000                  77.41      85.77     31.31       65.40
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Current Rate                        Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
5.500 - 5.999                          22     $4,611,328      0.67%      5.936%     670       699   $209,606   63.05%    63.05%
6.000 - 6.499                          94     17,786,902      2.59       6.317      664       692    189,222   69.26     74.66
6.500 - 6.999                         675    113,582,811     16.53       6.838      664       693    168,271   73.59     77.54
7.000 - 7.499                         575     94,555,927     13.76       7.291      652       678    164,445   77.52     82.54
7.500 - 7.999                       1,179    179,217,701     26.08       7.767      650       679    152,008   81.77     85.69
8.000 - 8.499                         540     78,144,002     11.37       8.259      645       672    144,711   83.63     87.67
8.500 - 8.999                         694     99,830,282     14.53       8.759      640       669    143,848   83.12     85.91
9.000 - 9.499                         237     34,010,720      4.95       9.241      629       662    143,505   83.98     86.17
9.500 - 9.999                         261     37,246,981      5.42       9.762      631       663    142,709   84.48     87.47
10.000 & Above                        227     28,192,715      4.10      10.943      633       664    124,197   82.37     85.32
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Current Rate                           LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
5.500 - 5.999                        64.30%     64.30%    90.46%     100.00%
6.000 - 6.499                        66.86      71.95     86.99       98.84
6.500 - 6.999                        68.48      72.21     74.14       95.80
7.000 - 7.499                        71.92      76.60     66.14       96.28
7.500 - 7.999                        76.89      80.54     63.43       95.86
8.000 - 8.499                        78.44      82.15     62.92       95.67
8.500 - 8.999                        78.21      80.83     61.30       94.88
9.000 - 9.499                        79.06      81.05     69.94       93.27
9.500 - 9.999                        77.53      80.22     63.23       92.97
10.000 & Above                       72.45      75.11     58.65       86.50
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be b assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, direc partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and sup all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without G Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

Goldman Sachs
                                   CONFORMING
================================================================================



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Original FICO Score                 Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
740 & Above                           230    $37,172,218      5.41%      7.727%     764       752   $161,618   81.38%    87.74%
720 - 739                             173     28,370,926      4.13       7.729      729       728    163,994   81.78     87.20
700 - 719                             234     38,200,381      5.56       7.880      709       723    163,249   82.19     88.52
680 - 699                             394     60,967,615      8.87       7.856      689       702    154,740   81.24     85.96
660 - 679                             552     84,758,086     12.33       7.907      668       686    153,547   81.23     85.74
640 - 659                             829    128,624,870     18.72       7.902      649       672    155,157   80.24     83.84
620 - 639                             774    117,374,199     17.08       7.992      629       665    151,646   78.71     81.22
600 - 619                             650     99,444,052     14.47       8.109      610       651    152,991   79.41     83.14
580 - 599                             312     44,816,504      6.52       8.434      589       644    143,643   80.84     83.19
560 - 579                             160     20,864,364      3.04       8.396      570       637    130,402   77.88     79.47
540 - 559                             130     17,866,543      2.60       8.736      550       632    137,435   76.68     77.13
520 - 539                              57      7,525,993      1.10       8.900      532       626    132,035   72.02     72.95
500 - 519                               9      1,193,618      0.17       8.646      514       629    132,624   71.81     71.81
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Original FICO Score                    LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
740 & Above                          74.46%     80.41%    51.31%      84.74%
720 - 739                            76.25      81.26     57.75       85.43
700 - 719                            76.19      82.15     44.21       90.66
680 - 699                            75.48      79.84     56.63       94.23
660 - 679                            76.72      80.99     60.69       95.00
640 - 659                            74.65      77.99     61.08       97.08
620 - 639                            74.13      76.47     69.76       97.27
600 - 619                            74.75      78.16     74.94       98.13
580 - 599                            74.38      76.49     84.85       96.73
560 - 579                            72.50      74.13     89.58       96.55
540 - 559                            71.18      71.62     91.40       95.79
520 - 539                            68.54      69.52     90.24       99.26
500 - 519                            70.10      70.10    100.00       86.45
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Current FICO Score                  Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
740 & Above                           485    $73,876,462     10.75%      7.737%     718       766   $152,323   80.95%    84.92%
720 - 739                             335     55,182,489      8.03       7.762      684       729    164,724   79.75     84.81
700 - 719                             505     78,007,538     11.35       7.870      663       708    154,470   79.26     84.06
680 - 699                             710    110,042,023     16.01       7.960      650       689    154,989   79.93     84.18
660 - 679                             781    121,737,657     17.72       7.961      639       670    155,874   80.55     84.30
640 - 659                             663     99,721,651     14.51       8.110      628       650    150,410   79.79     82.86
620 - 639                             485     73,933,373     10.76       8.249      619       630    152,440   80.10     83.19
600 - 619                             289     41,334,610      6.02       8.342      610       610    143,026   79.50     82.31
580 - 599                             138     19,021,931      2.77       8.313      597       591    137,840   80.15     81.48
560 - 579                              62      7,782,776      1.13       8.745      609       570    125,529   82.25     84.88
540 - 559                              32      4,188,476      0.61       8.660      612       551    130,890   81.17     85.22
520 - 539                              14      1,752,041      0.25       8.310      613       534    125,146   82.03     82.03
500 - 519                               5        598,342      0.09       7.978      564       513    119,668   75.50     75.50
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%

                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Current FICO Score                     LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
740 & Above                          74.14%     77.83%    63.50%      88.09%
720 - 739                            74.72      79.43     52.32       91.76
700 - 719                            72.90      77.35     63.14       94.65
680 - 699                            74.12      78.07     62.16       94.99
660 - 679                            75.61      79.10     67.34       97.31
640 - 659                            75.20      78.06     69.09       96.52
620 - 639                            75.70      78.55     72.37       98.56
600 - 619                            75.38      78.08     74.84       96.89
580 - 599                            75.19      76.49     76.79       96.94
560 - 579                            78.69      81.15     81.45       97.19
540 - 559                            75.53      79.15     71.89       97.56
520 - 539                            78.86      78.86     68.38      100.00
500 - 519                            69.51      69.51     65.91       87.01
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                    Number                      By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                    of         Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Lien                                Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
1                                   4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Lien                                   LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
1                                    74.80%     78.30%    66.11%      95.18%
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Original LTV                        Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
60.00 & Below                         473    $59,847,557      8.71%      7.504%     641       678   $126,528   47.91%    48.28%
60.01 - 70.00                         404     60,326,248      8.78       7.596      633       674    149,322   66.01     66.58
70.01 - 80.00                       1,609    245,487,561     35.72       7.831      653       679    152,572   78.60     88.78
80.01 - 85.00                         426     66,021,712      9.61       8.141      635       671    154,981   84.11     84.42
85.01 - 90.00                         973    155,431,877     22.62       8.324      647       674    159,745   89.40     89.46
90.01 - 95.00                         609     98,916,503     14.39       8.427      661       682    162,424   94.20     94.20
95.01 - 100.00                         10      1,147,912      0.17       8.265      682       708    114,791   99.45     99.45
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Original LTV                           LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
60.00 & Below                        44.76%     45.15%    72.49%      94.29%
60.01 - 70.00                        62.42      62.95     73.34       91.85
70.01 - 80.00                        73.03      82.49     54.69       96.86
80.01 - 85.00                        79.26      79.54     69.26       96.19
85.01 - 90.00                        84.43      84.49     68.31       93.36
90.01 - 95.00                        86.73      86.73     80.23       95.72
95.01 - 100.00                       80.00      80.00    100.00      100.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
Combined Original LTV                  of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
with Silent Seconds                 Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
60.00 & Below                         470    $59,425,079      8.65%      7.501%     641       678   $126,436   47.94%    47.97%
60.01 - 70.00                         397     58,611,281      8.53       7.571      632       672    147,635   65.97     65.97
70.01 - 80.00                         806    116,643,003     16.97       7.835      640       672    144,718   77.14     77.17
80.01 - 85.00                         422     65,849,475      9.58       8.138      635       671    156,041   83.94     84.11
85.01 - 90.00                         998    160,396,398     23.34       8.329      648       675    160,718   88.94     89.40
90.01 - 95.00                         644    104,728,035     15.24       8.371      660       682    162,621   93.43     94.22
95.01 - 100.00                        767    121,526,100     17.68       7.836      666       685    158,443   80.10     99.94
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
Combined Original LTV              Current      incld      Full       Owner
with Silent Seconds                    LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
60.00 & Below                        44.77%     44.80%    73.00%      94.25%
60.01 - 70.00                        62.42      62.42     74.62       92.59
70.01 - 80.00                        72.25      72.28     68.10       96.20
80.01 - 85.00                        79.22      79.39     68.86       95.66
85.01 - 90.00                        83.94      84.37     66.65       92.07
90.01 - 95.00                        86.13      86.88     78.75       95.68
95.01 - 100.00                       73.68      92.12     43.63       99.32
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be b assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, direc partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and sup all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without G Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

Goldman Sachs
                                   CONFORMING
================================================================================



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Updated Current LTV                 Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
60.00 & Below                         824   $103,578,173     15.07%      7.742%     641       680   $125,702   59.91%    61.51%
60.01 - 70.00                         697     98,646,608     14.36       7.899      646       677    141,530   75.94     80.74
70.01 - 80.00                       1,290    204,399,316     29.74       7.954      652       679    158,449   80.87     88.63
80.01 - 85.00                         553     89,690,215     13.05       8.059      650       675    162,188   85.52     88.24
85.01 - 90.00                         642    102,894,322     14.97       8.144      647       673    160,272   88.47     89.52
90.01 - 95.00                         352     60,423,436      8.79       8.339      650       676    171,657   90.96     91.11
95.01 - 100.00                        146     27,547,299      4.01       8.442      654       677    188,680   91.80     91.80
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Updated Current LTV                    LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
60.00 & Below                        46.92%     48.14%    73.20%      93.21%
60.01 - 70.00                        65.60      69.69     63.47       94.87
70.01 - 80.00                        75.24      82.56     60.12       96.51
80.01 - 85.00                        82.59      85.40     65.27       95.84
85.01 - 90.00                        87.75      88.88     68.68       95.34
90.01 - 95.00                        92.30      92.48     75.20       95.35
95.01 - 100.00                       97.14      97.14     66.56       90.75
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
Updated Combined Current LTV           of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
with Silent Seconds                 Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
60.00 & Below                         775    $96,886,603     14.10%      7.705%     640       679   $125,015   58.79%    58.99%
60.01 - 70.00                         557     78,097,347     11.36       7.908      642       676    140,211   75.01     75.89
70.01 - 80.00                         848    129,767,494     18.88       8.047      643       676    153,028   81.39     82.39
80.01 - 85.00                         555     88,678,278     12.90       8.114      649       676    159,781   85.41     87.91
85.01 - 90.00                         774    121,270,801     17.65       8.115      649       674    156,681   87.06     91.05
90.01 - 95.00                         581     98,543,292     14.34       8.118      657       679    169,610   86.69     94.22
95.01 - 100.00                        320     57,268,731      8.33       8.128      658       680    178,965   85.69     95.88
100.01 & Above                         94     16,666,825      2.43       7.595      671       686    177,307   79.56     99.83
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
Updated Combined Current LTV       Current      incld      Full       Owner
with Silent Seconds                    LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
60.00 & Below                        46.34%     46.47%    75.05%      93.42%
60.01 - 70.00                        64.70      65.30     70.37       94.07
70.01 - 80.00                        74.77      75.55     69.24       95.30
80.01 - 85.00                        80.53      82.65     65.42       94.66
85.01 - 90.00                        84.27      87.83     66.52       96.50
90.01 - 95.00                        85.25      92.27     62.06       95.97
95.01 - 100.00                       87.31      97.32     53.83       94.66
100.01 & Above                       83.68     105.16     36.75      100.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Documentation                       Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
FULL DOC                            3,175   $454,308,898     66.11%      7.949%     640       674   $143,089   80.16%    82.56%
STATED DOC                          1,328    232,756,480     33.87       8.129      664       684    175,268   79.91     86.32
LIMITED DOC                             1        113,992      0.02       7.540      613       662    113,992   90.00     90.00
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Documentation                          LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
FULL DOC                             74.61%     76.83%   100.00%      94.65%
STATED DOC                           75.15      81.15      0.00       96.22
LIMITED DOC                          94.21      94.21      0.00      100.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Purpose                             Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
CASHOUT REFI                        3,006   $452,466,764     65.84%      7.977%     642       675   $150,521   78.70%    79.25%
PURCHASE                            1,218    196,980,088     28.67       8.085      665       683    161,724   83.27     94.91
RATE/TERM REFI                        280     37,732,518      5.49       8.007      643       669    134,759   79.91     80.99
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Purpose                                LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
CASHOUT REFI                         73.88%     74.41%    74.68%      96.08%
PURCHASE                             76.69      87.48     43.66       93.30
RATE/TERM REFI                       75.98      77.01     80.57       94.24
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Occupancy                           Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
OWNER OCCUPIED                      4,265   $654,066,899     95.18%      7.989%     647       676   $153,357   80.10%    83.97%
INVESTOR                              188     25,376,598      3.69       8.534      685       706    134,982   79.13     81.39
SECOND HOME                            51      7,735,873      1.13       8.051      671       704    151,684   80.50     80.50
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Occupancy                              LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
OWNER OCCUPIED                       74.87%     78.46%    65.74%     100.00%
INVESTOR                             72.74      74.82     76.42        0.00
SECOND HOME                          75.75      75.75     63.63        0.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Property Type                       Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
SINGLE FAMILY                       3,798   $565,777,865     82.33%      8.006%     646       676   $148,967   79.91%    83.47%
PUD                                   299     54,626,347      7.95       8.086      646       675    182,697   82.48     86.99
CONDO                                 271     42,521,247      6.19       8.056      664       690    156,905   82.34     88.70
2 FAMILY                               86     13,771,129      2.00       7.779      674       691    160,129   75.53     77.10
3-4 FAMILY                             44      8,924,612      1.30       7.971      675       696    202,832   75.23     78.67
COOP                                    6      1,558,171      0.23       7.749      658       709    259,695   62.83     62.83
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Property Type                          LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
SINGLE FAMILY                        74.52%     77.83%    68.08%      96.25%
PUD                                  78.07      82.20     53.90       93.44
CONDO                                76.86      82.82     56.49       93.89
2 FAMILY                             72.37      73.88     69.96       76.63
3-4 FAMILY                           70.01      73.17     54.89       80.91
COOP                                 55.49      55.49     73.43       49.67
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be b assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, direc partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and sup all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without G Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

Goldman Sachs
                                   CONFORMING
================================================================================



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
State                               Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
FL                                    716   $112,529,774     16.38%      8.067%     649       677   $157,164   81.00%    84.71%
CA                                    386     84,201,798     12.25       7.424      659       687    218,139   71.73     77.06
AZ                                    299     48,707,743      7.09       7.780      650       681    162,902   81.19     85.09
VA                                    199     34,766,508      5.06       8.071      644       677    174,706   81.96     85.59
TX                                    287     30,079,548      4.38       8.331      636       663    104,807   80.14     86.03
NV                                    144     29,105,571      4.24       7.537      648       678    202,122   78.46     82.66
MD                                    146     25,992,881      3.78       8.093      643       679    178,033   77.90     80.99
NY                                    152     25,626,389      3.73       7.866      650       687    168,595   73.42     74.69
PA                                    180     23,311,751      3.39       8.102      642       680    129,510   80.92     82.52
GA                                    151     20,272,644      2.95       8.425      647       672    134,256   84.64     88.75
Other                               1,844    252,584,763     36.76       8.196      647       674    136,977   82.60     86.05
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
State                                  LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
FL                                   74.73%     78.14%    54.53%      94.72%
CA                                   66.61      71.64     56.48       93.39
AZ                                   76.49      80.16     69.93       95.68
VA                                   78.12      81.56     61.63       96.89
TX                                   71.57      76.80     68.43       94.51
NV                                   76.52      80.58     59.23       93.58
MD                                   72.89      75.78     66.80       97.53
NY                                   67.90      69.03     67.97       92.90
PA                                   74.67      76.15     78.79       96.09
GA                                   81.12      84.97     70.92       96.08
Other                                77.36      80.56     73.07       95.75
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Zip                                 Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
89031                                   9     $2,065,064      0.30%      7.420%     636       671   $229,452   81.78%    87.77%
33068                                   9      1,709,808      0.25       8.372      646       670    189,979   87.62     92.53
32817                                   8      1,529,478      0.22       7.688      654       670    191,185   86.72     91.27
85303                                  10      1,484,158      0.22       7.966      659       668    148,416   81.21     88.34
89108                                   7      1,461,841      0.21       7.291      666       687    208,834   81.75     95.80
20744                                   6      1,453,044      0.21       8.551      631       644    242,174   83.81     86.91
89015                                   7      1,306,531      0.19       8.300      653       674    186,647   83.82     91.43
89130                                   5      1,289,669      0.19       7.301      642       678    257,934   82.65     82.65
93307                                   6      1,258,943      0.18       7.670      666       685    209,824   79.60     87.23
85029                                   8      1,258,177      0.18       7.983      657       682    157,272   87.03     91.11
Other                               4,429    672,362,657     97.84       8.013      648       677    151,809   80.00     83.71
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Zip                                    LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
89031                                81.90%     88.19%    52.63%     100.00%
33068                                86.69      91.28      5.91      100.00
32817                                83.80      87.78     48.30       85.39
85303                                73.19      79.81     63.47      100.00
89108                                81.63      95.65     41.74      100.00
20744                                76.37      79.35    100.00      100.00
89015                                82.08      89.14     72.34      100.00
89130                                83.01      83.01     53.83      100.00
93307                                81.37      88.41     35.23       85.07
85029                                79.35      83.34     67.33       84.49
Other                                74.66      78.11     66.40       95.17
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Seasoning (months)                  Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
6 - 7                                  10     $1,600,739      0.23%      8.555%     665       691   $160,074   76.54%    78.49%
8 - 9                                  71     11,931,660      1.74       8.575      660       678    168,052   81.55     82.07
10 - 11                               183     29,617,290      4.31       8.782      652       672    161,843   85.63     85.70
12 - 13                               190     29,616,425      4.31       8.776      656       680    155,876   84.57     86.14
14 - 15                               230     37,515,239      5.46       8.441      656       679    163,110   83.68     87.03
16 - 17                               318     51,572,003      7.50       8.321      657       679    162,176   83.26     88.48
18 - 19                               517     83,437,569     12.14       8.080      640       662    161,388   80.47     86.54
20 - 21                               530     90,293,684     13.14       7.617      651       677    170,365   80.77     87.19
22 - 23                               552     94,749,756     13.79       7.385      648       679    171,648   79.88     86.07
24 - 25                               220     35,103,897      5.11       7.792      651       682    159,563   81.55     85.75
26 - 27                               143     21,667,727      3.15       8.547      653       690    151,523   80.67     84.74
28 - 29                               173     26,054,572      3.79       8.930      645       671    150,604   84.01     88.30
30 - 31                               363     47,239,536      6.87       8.086      649       683    130,136   76.75     77.85
32 - 33                               388     48,995,212      7.13       7.826      639       678    126,276   75.97     76.38
34 - 35                               328     42,505,686      6.19       7.742      642       680    129,591   74.07     74.18
36 - 37                               225     27,516,355      4.00       7.825      650       684    122,295   75.09     75.99
38 & Above                             63      7,762,021      1.13       7.653      624       688    123,207   66.72     68.00
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Seasoning (months)                     LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
6 - 7                                80.56%     82.22%    86.25%      96.27%
8 - 9                                79.11      79.59     85.31       95.36
10 - 11                              83.37      83.44     76.69       96.25
12 - 13                              81.68      83.22     63.63       94.13
14 - 15                              80.96      84.13     57.59       94.30
16 - 17                              79.99      84.94     58.28       97.14
18 - 19                              76.47      82.11     54.97       97.09
20 - 21                              77.08      83.02     53.66       97.87
22 - 23                              75.97      81.79     55.90       95.97
24 - 25                              75.19      79.10     66.86       93.57
26 - 27                              74.33      78.02     61.92       92.82
28 - 29                              75.20      79.01     66.65       94.14
30 - 31                              68.56      69.60     87.76       93.22
32 - 33                              68.26      68.61     84.79       92.73
34 - 35                              64.45      64.56     83.07       92.53
36 - 37                              65.62      66.39     82.85       90.73
38 & Above                           51.58      52.62     88.75       99.32
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Remaining Months to Maturity        Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
1 - 180                               361    $33,216,791      4.83%      7.860%     647       689    $92,013   71.12%    71.22%
181 - 240                             158     18,106,709      2.63       7.791      642       682    114,599   75.41     75.48
241 - 360                           3,907    623,144,791     90.68       8.019      649       677    159,494   80.64     84.70
421 - 480                              78     12,711,079      1.85       8.253      628       656    162,963   82.37     86.46
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Remaining Months to Maturity           LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
1 - 180                              58.83%     58.93%    87.90%      93.75%
181 - 240                            63.71      63.77     86.64       97.29
241 - 360                            75.86      79.64     64.34       95.15
421 - 480                            80.21      84.04     66.95       97.47
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be b assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, direc partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and sup all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without G Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

Goldman Sachs
                                   CONFORMING
================================================================================



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Amortization Type                   Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
2 YR ARM                              850   $127,604,363     18.57%      8.525%     640       668   $150,123   81.55%    86.88%
2 YR ARM 40/30 DUAL AMORTIZATION        1        125,088      0.02       6.750      613       687    125,088   80.00    100.00
2 YR ARM 40/40                         34      5,580,898      0.81       8.022      621       651    164,144   81.47     86.60
2 YR ARM BALLOON 40/30                161     29,544,995      4.30       7.861      639       666    183,509   82.26     89.76
2 YR ARM IO                           599    117,902,193     17.16       7.604      660       684    196,832   79.39     87.92
3 YR ARM                              444     67,259,175      9.79       8.365      642       667    151,485   83.67     86.88
3 YR ARM 40/40                         27      4,587,663      0.67       8.265      631       657    169,913   82.01     86.51
3 YR ARM BALLOON 40/30                 86     15,797,551      2.30       8.193      654       671    183,692   85.42     90.74
3 YR ARM IO                           145     28,896,448      4.21       7.644      663       684    199,286   82.06     86.83
40 YR FIXED                            16      2,403,516      0.35       8.774      642       667    150,220   85.27     85.27
5 YR ARM                               11      2,076,900      0.30       7.485      651       668    188,809   82.94     88.23
5 YR ARM 40/40                          1        139,003      0.02       8.125      589       616    139,003   80.00    100.00
5 YR ARM BALLOON 40/30                  3        498,047      0.07       7.733      676       721    166,016   87.37     92.45
5 YR ARM IO                            11      1,989,885      0.29       7.133      682       681    180,899   76.52     80.56
6 MO ARM IO                             1        169,039      0.02       7.875      780       738    169,039   80.57     80.57
FIXED                               2,030    266,904,696     38.84       7.896      647       682    131,480   77.67     78.17
FIXED 40/30 DUAL AMORTIZATION           2        346,165      0.05       8.704      649       705    173,083   93.08     93.08
FIXED BALLOON 30/15                     4        373,384      0.05       8.162      693       735     93,346   85.32     85.32
FIXED BALLOON 40/30                    11      2,256,885      0.33       7.912      666       695    205,171   84.59     86.30
FIXED IO                               67     12,723,477      1.85       8.044      658       681    189,903   83.01     85.06
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Amortization Type                      LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
2 YR ARM                             74.62%     79.47%    52.36%      93.44%
2 YR ARM 40/30 DUAL AMORTIZATION     78.18      97.92    100.00      100.00
2 YR ARM 40/40                       78.77      83.34     47.29      100.00
2 YR ARM BALLOON 40/30               78.24      85.23     44.09       94.66
2 YR ARM IO                          75.51      83.48     53.09       97.63
3 YR ARM                             78.29      81.28     60.69       92.64
3 YR ARM 40/40                       80.81      85.25     75.31       95.77
3 YR ARM BALLOON 40/30               83.12      88.11     46.52       96.05
3 YR ARM IO                          78.95      83.55     56.89       98.79
40 YR FIXED                          82.33      82.33     94.71       94.71
5 YR ARM                             80.64      85.96     86.83      100.00
5 YR ARM 40/40                       81.77     102.32    100.00      100.00
5 YR ARM BALLOON 40/30               83.42      88.44     50.35      100.00
5 YR ARM IO                          74.43      78.11     85.07      100.00
6 MO ARM IO                          61.47      61.47    100.00      100.00
FIXED                                71.64      72.12     83.66       94.85
FIXED 40/30 DUAL AMORTIZATION        93.66      93.66    100.00      100.00
FIXED BALLOON 30/15                  80.24      80.24    100.00       40.60
FIXED BALLOON 40/30                  80.82      82.61     66.01       92.65
FIXED IO                             81.67      83.60     72.42      100.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Initial Periodic Cap                Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
0.000                               2,130   $285,008,123     41.48%      7.912%     648       682   $133,807   78.06%    78.63%
1.000                                   4        587,312      0.09       7.780      699       711    146,828   80.16     94.41
1.300                                   1        203,127      0.03       7.990      728       744    203,127   80.00    100.00
1.500                                 452     76,895,666     11.19       8.221      660       682    170,123   86.44     94.66
1.505                                   1        121,622      0.02       7.625      715       670    121,622   80.00    100.00
1.509                                   2        386,058      0.06       8.766      653       707    193,029   86.85     96.17
2.000                                 450     73,619,598     10.71       8.303      652       676    163,599   79.80     84.42
2.910                                   2        309,037      0.04       7.429      643       668    154,518   82.41     82.41
2.950                                   1        107,881      0.02       7.550      687       661    107,881   64.48     64.48
2.970                                   1        115,079      0.02       5.875      650       660    115,079   67.43     67.43
2.990                                   1        220,607      0.03       8.125      647       668    220,607   79.99     89.98
3.000                               1,448    247,673,751     36.04       7.977      643       670    171,045   80.49     86.24
3.005                                   1        170,943      0.02       7.375      690       695    170,943   95.00     95.00
3.700                                   1        254,693      0.04       8.200      643       666    254,693   92.06     92.06
5.000                                   7      1,168,624      0.17       6.676      665       685    166,946   72.36     78.23
6.000                                   2        337,250      0.05       7.990      622       664    168,625   95.00     95.00
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Initial Periodic Cap                   LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
0.000                                72.29%     72.84%    83.15%      95.00%
1.000                                70.75      84.19     77.24      100.00
1.300                                74.41      93.08      0.00      100.00
1.500                                79.37      86.95     49.77       91.07
1.505                                55.28      69.18      0.00      100.00
1.509                                82.34      90.75     46.58      100.00
2.000                                75.77      80.11     56.95       97.14
2.910                                65.66      65.66     48.28      100.00
2.950                                60.61      60.61      0.00      100.00
2.970                                75.21      75.21    100.00      100.00
2.990                                76.33      86.01      0.00      100.00
3.000                                76.00      81.34     54.36       96.01
3.005                                61.71      61.71      0.00      100.00
3.700                                80.85      80.85    100.00      100.00
5.000                                69.55      75.40     86.35      100.00
6.000                                93.69      93.69    100.00      100.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Periodic Cap                        Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
0.000                               2,130   $285,008,123     41.48%      7.912%     648       682   $133,807   78.06%    78.63%
1.000                               1,850    311,265,132     45.30       8.075      645       671    168,251   80.41     85.64
1.500                                 474     81,043,776     11.79       8.173      659       681    170,978   85.88     93.90
2.000                                  50      9,862,338      1.44       7.439      674       695    197,247   80.03     94.64
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Periodic Cap                           LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
0.000                                72.29%     72.84%    83.15%      95.00%
1.000                                75.97      80.84     55.24       96.05
1.500                                79.13      86.52     50.44       91.92
2.000                                74.74      88.44     45.78      100.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Months to Rate Reset                Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
<= 0                                2,130   $285,008,123     41.48%      7.912%     648       682   $133,807   78.06%    78.63%
1 - 6                               1,495    255,339,407     37.16       8.019      648       675    170,796   80.36     87.33
7 - 12                                219     36,354,972      5.29       8.036      647       671    166,004   83.88     89.35
13 - 24                               538     89,905,662     13.08       8.168      648       672    167,111   82.67     87.35
25 - 36                               105     17,532,581      2.55       8.647      650       663    166,977   86.60     86.81
37 - 48                                12      2,057,737      0.30       7.690      659       676    171,478   85.17     93.62
49 & Above                              5        980,888      0.14       7.863      703       706    196,178   86.28     86.28
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Months to Rate Reset                   LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
<= 0                                 72.29%     72.84%    83.15%      95.00%
1 - 6                                74.71      81.14     51.04       95.24
7 - 12                               79.30      84.47     59.61       94.79
13 - 24                              79.30      83.73     55.94       95.47
25 - 36                              83.01      83.24     73.12       95.85
37 - 48                              82.09      90.33     60.26      100.00
49 & Above                           85.55      85.55    100.00      100.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be b assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, direc partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and sup all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without G Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

Goldman Sachs
                                   CONFORMING
================================================================================



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Life Maximum Rate                   Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
0.000 - 0.000                       2,130   $285,008,123     41.48%      7.912%     648       682   $133,807   78.06%    78.63%
0.001 - 11.999                         40      8,138,442      1.18       7.541      668       685    203,461   69.53     70.88
12.000 - 12.499                        77     15,700,333      2.28       6.717      672       692    203,900   72.15     78.29
12.500 - 12.999                       277     50,627,177      7.37       7.264      654       684    182,770   75.33     82.26
13.000 - 13.499                       277     48,212,485      7.02       7.601      651       671    174,052   79.52     86.99
13.500 - 13.999                       470     80,825,383     11.76       7.862      652       678    171,969   81.16     88.22
14.000 - 14.499                       298     51,525,611      7.50       8.218      650       673    172,905   84.49     90.50
14.500 - 14.999                       435     72,367,144     10.53       8.354      649       674    166,361   84.69     90.20
15.000 - 15.499                       191     29,879,967      4.35       8.834      636       666    156,440   84.22     89.27
15.500 - 15.999                       209     31,759,815      4.62       9.171      627       652    151,961   85.72     89.84
16.000 & Above                        100     13,134,890      1.91       9.851      625       645    131,349   87.65     90.88
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Life Maximum Rate                      LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
0.000 - 0.000                        72.29%     72.84%    83.15%      95.00%
0.001 - 11.999                       67.25      68.54     72.85       95.82
12.000 - 12.499                      70.08      75.83     81.61       98.02
12.500 - 12.999                      70.69      77.14     63.27       97.54
13.000 - 13.499                      74.67      81.62     55.89       97.33
13.500 - 13.999                      76.40      82.97     49.52       96.36
14.000 - 14.499                      78.82      84.31     52.90       93.84
14.500 - 14.999                      79.49      84.63     45.54       94.09
15.000 - 15.499                      79.54      84.25     54.64       93.01
15.500 - 15.999                      80.54      84.40     50.18       94.59
16.000 & Above                       79.67      82.48     54.06       88.82
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Margin                              Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
0.000 - 0.000                       2,130   $285,008,123     41.48%      7.912%     648       682   $133,807   78.06%    78.63%
0.001 - 4.999                         207     36,738,420      5.35       7.523      666       686    177,480   80.13     86.22
5.000 - 5.499                         202     35,816,413      5.21       7.743      656       680    177,309   80.21     87.53
5.500 - 5.999                         439     78,190,629     11.38       7.742      652       677    178,111   79.94     86.47
6.000 - 6.499                         445     78,741,294     11.46       7.881      652       676    176,947   80.17     87.50
6.500 - 6.999                         454     74,963,769     10.91       8.043      648       674    165,118   82.03     88.23
7.000 - 7.499                         286     45,970,948      6.69       8.433      641       666    160,738   84.32     89.47
7.500 - 7.999                         207     34,025,100      4.95       8.996      632       656    164,372   84.32     87.73
8.000 - 8.499                          89     11,919,979      1.73       9.472      628       664    133,932   86.29     88.18
8.500 - 8.999                          31      4,301,455      0.63       9.789      604       643    138,757   82.16     83.05
9.000 - 9.499                           7        536,730      0.08      11.847      598       628     76,676   77.62     77.62
9.500 & Above                           7        966,511      0.14      11.913      600       652    138,073   81.75     86.84
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Margin                                 LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
0.000 - 0.000                        72.29%     72.84%    83.15%      95.00%
0.001 - 4.999                        76.27      81.99     59.48       97.57
5.000 - 5.499                        75.16      81.86     65.92       95.71
5.500 - 5.999                        74.20      80.22     61.82       95.51
6.000 - 6.499                        75.76      82.55     49.37       92.48
6.500 - 6.999                        77.70      83.55     49.31       96.58
7.000 - 7.499                        79.27      84.04     46.15       97.97
7.500 - 7.999                        78.56      81.74     48.04       94.85
8.000 - 8.499                        80.08      81.83     54.97       87.54
8.500 - 8.999                        77.31      78.09     57.81       98.87
9.000 - 9.499                        65.64      65.64     72.31      100.00
9.500 & Above                        72.91      76.77     72.45       78.58
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Interest Only Term (months)         Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
  0                                 3,681   $525,498,328     76.47%      8.123%     644       675   $142,760   80.06%    82.74%
 24                                    15      3,338,897      0.49       7.586      669       692    222,593   80.38     95.11
 36                                     7      1,343,525      0.20       7.356      687       709    191,932   81.26     96.29
 60                                   797    156,098,244     22.72       7.641      660       683    195,857   80.07     87.13
120                                     4        900,376      0.13       8.151      703       701    225,094   85.72     92.95
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Interest Only Term (months)            LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
  0                                  74.25%     76.73%    69.31%      94.30%
 24                                  79.50      93.95     41.06      100.00
 36                                  76.82      91.06     30.89      100.00
 60                                  76.49      83.10     56.47       97.98
120                                  80.83      87.52     18.77      100.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
Servicer                            Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Avelo                               4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
Servicer                               LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
Avelo                                74.80%     78.30%    66.11%      95.18%
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
T30 - Past 3 Months                 Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
0                                   4,490   $685,103,303     99.70%      8.006%     648       677   $152,584   80.08%    83.84%
1                                      14      2,076,067      0.30       9.184      604       614    148,290   78.53     80.74
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
T30 - Past 3 Months                    LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
0                                    74.81%     78.31%    66.14%      95.18%
1                                    71.79      73.85     57.40       95.18
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
T30 - Past 6 Months                 Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
0                                   4,451   $678,378,351     98.72%      8.004%     648       678   $152,410   80.08%    83.84%
1                                      46      7,799,950      1.14       8.249      638       622    169,564   79.75     83.82
2                                       5        706,550      0.10      10.723      589       589    141,310   81.15     81.15
3                                       1        179,162      0.03       8.250      608       536    179,162   80.00     80.00
4                                       1        115,357      0.02       7.350      653       648    115,357   62.36     62.36
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
T30 - Past 6 Months                    LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
0                                    74.81%     78.31%    66.24%      95.18%
1                                    74.92      78.70     54.04       94.36
2                                    64.41      64.41     61.78      100.00
3                                    71.95      71.95    100.00      100.00
4                                    57.68      57.68    100.00      100.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be b assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, direc partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and sup all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without G Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

Goldman Sachs
                                   CONFORMING
================================================================================



                                                                                                                           Wt.
                                                              Pct.                                                        Avg.
                                                                Of         Wt.                                           Comb.
                                                              Pool        Avg.      Wt.       Wt.                Wt.     Orig.
                                   Number                       By       Gross     Avg.      Avg.       Avg.    Avg.       LTV
                                       of      Principal     Prin.    Interest    Orig.   Current      Prin.   Orig.     incld
T30 - Past 12 Months                Loans        Balance   Balance        Rate     FICO      FICO    Balance     LTV       SS.
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
0                                   4,359   $665,175,240     96.80%      7.999%     649       678   $152,598   80.14%    83.85%
1                                     101     15,409,577      2.24       8.276      641       643    152,570   78.10     83.68
2                                      20      2,907,796      0.42       8.768      620       625    145,390   80.20     84.43
3                                      13      1,862,507      0.27       8.103      651       662    143,270   75.07     78.77
4                                       4        768,648      0.11       7.915      599       619    192,162   77.00     80.74
5                                       2        322,762      0.05       7.814      637       621    161,381   80.00     88.90
6                                       5        732,840      0.11       8.841      619       640    146,568   77.46     82.70
--------------------------------   ------   ------------   -------    --------    -----   -------   --------   -----    ------
Total:                              4,504   $687,179,370    100.00%      8.010%     648       677   $152,571   80.07%    83.84%


                                                  Wt.
                                                 Avg.
                                              Updated
                                       Wt.      Comb.
                                      Avg.    Current
                                   Updated        LTV      Pct.        Pct.
                                   Current      incld      Full       Owner
T30 - Past 12 Months                   LTV        SS.       Doc    Occupied
--------------------------------   -------    -------    ------    --------
0                                    74.89%     78.35%    66.24%      95.27%
1                                    72.86      77.90     62.90       91.02
2                                    74.37      78.35     56.87       95.22
3                                    66.94      69.85     60.18       93.13
4                                    64.35      66.57     81.42      100.00
5                                    72.04      80.07    100.00      100.00
6                                    70.95      75.73     36.96      100.00
--------------------------------   -------    -------    ------    --------
Total:                               74.80%     78.30%    66.11%      95.18%

--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be b assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, direc partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and sup all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without G Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------
                                                                     Page 7 of 7